N E W S R E L E A S E

Contact:	Investor Relations Inquiries
Edmund E. Kroll, Jr.
Senior Vice President, Finance & Investor Relations
(212) 759-0382
Media Inquiries
Marcela Manjarrez-Hawn
Senior Vice President and Chief Communications Officer
(314) 445-0790

FOR IMMEDIATE RELEASE

CENTENE CORPORATION INCREASES 2015 EARNINGS GUIDANCE AND ANNOUNCES 2016 GUIDANCE

ST. LOUIS (December 18, 2015) - Centene Corporation (NYSE: CNC) announced today it increased its 2015 earnings guidance and announced 2016 financial guidance. The Company now expects 2015 earnings per diluted share of $2.90 to $2.94 (excluding Health Net merger related costs) and affirms its 2015 revenue guidance in the previously announced range for premium and service revenues of $21.0 billion to $21.3 billion.

For 2016 guidance purposes, the Company is providing combined guidance and has assumed the Health Net transaction closes on February 1, 2016. The Health Net transaction remains subject to regulatory approval and the Company continues to expect the transaction to close early in 2016. For its 2016 fiscal year, the Company expects the following results from continuing operations:

•	Total revenues in the range of $41.2 billion to $42.0 billion.

•	GAAP earnings per diluted share of approximately $2.85 to $3.15.

•	Adjusted earnings per diluted share of approximately $4.10 to $4.40.

Adjusted earnings per diluted share excludes approximately $0.65 to $0.70 per diluted share of Health Net merger related expenses and total intangible amortization associated with acquisitions of $0.55 to $0.60 per diluted share.

Full year 2015 earnings will be reported on February 9, 2016, at 6:00 AM, with a conference call at 8:30 AM (Eastern Time).

Investor Meeting

Centene Corporation will host an investor meeting today, including a question-and-answer session, to discuss the details of its guidance at the Pierre Hotel in New York City. The meeting will begin promptly at 8:30 AM (Eastern Time) and end at approximately 11:30 AM (Eastern Time). Investors and other interested parties who are unable to attend in person are invited to listen to the investor meeting via a live, audio webcast on the Company's website and view a copy of the investor presentation at www.centene.com, under the Investors section.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures in this release as the Company believes that these figures are helpful in allowing individuals to more accurately assess the ongoing nature of the Company's operations and measure the Company's performance more consistently. The Company uses the presented non-GAAP financial measures internally to allow management to focus on period-to-period changes in the Company's core business operations. Therefore, the Company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

The Company's 2015 guidance excludes merger related costs expected to be incurred in 2015 related to the Health Net transaction. These costs are estimated to be between $0.13 and $0.15 per diluted share for 2015. GAAP earnings per diluted share for 2015 are estimated to be $2.76 to $2.80.

About Centene Corporation

Centene Corporation, a Fortune 500 company, is a diversified, multi-national healthcare enterprise that provides a portfolio of services to government sponsored healthcare programs, focusing on under-insured and uninsured individuals. Many receive benefits provided under Medicaid, including the State Children's Health Insurance Program (CHIP), as well as Aged, Blind or Disabled (ABD), Foster Care and Long Term Care (LTC), in addition to other state-sponsored/hybrid programs, and Medicare (Special Needs Plans). The Company operates local health plans and offers a range of health insurance solutions. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health management, care management software, correctional healthcare services, dental benefits management, in-home health services, life and health management, managed vision, pharmacy benefits management, specialty pharmacy and telehealth services.

The information provided in this press release contains forward-looking statements that relate to future events and future financial performance of Centene. Subsequent events and developments may cause the Company's estimates to change. The Company disclaims any obligation to update this forward-looking financial information in the future. Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene's, Health Net's, or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Actual results may differ from projections or estimates due to a variety of important factors, including the ultimate closing date of proposed merger with Health Net (Proposed Merger); the possibility that the expected synergies and value creation from the Proposed Merger will not be realized, or will not be realized with the expected time period; the risk that acquired businesses will not be integrated successfully; disruption from the Proposed Merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs related to the Proposed Merger will be incurred; the possibility that the Proposed Merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions thereto; the risk that financing for the Proposed Merger may not be available on favorable terms; and the risk that the required regulatory approvals are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated. Additional factors include, but are not limited to, Centene's or Health Net's ability to accurately predict and effectively manage health benefits and other operating expenses and reserves; competition; membership and revenue projections; timing of regulatory contract approval; changes in healthcare practices; changes in federal or state laws or regulations, including the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act and any regulations enacted thereunder; changes in expected contract start dates; changes in expected closing dates, estimated purchase price and accretion for acquisitions, including our Proposed Merger; inflation; foreign currency fluctuations; provider and state contract changes; new technologies; advances in medicine; reduction in provider payments by governmental payors; major epidemics; disasters and numerous other factors affecting the delivery and cost of healthcare; the expiration, cancellation or suspension of our or Health Net's managed care contracts by federal or state governments (including but not limited to Medicare and Medicaid); the outcome of our or Health Net's pending legal proceedings; availability of debt and equity financing, on terms that are favorable to us; and changes in economic, political and market conditions; as well as those factors disclosed in the Company's and Health Net’s publicly filed documents.

This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and the joint proxy statement/prospectus we filed on Form S-4 on September 21, 2015.

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